SETTLEMENT AGREEMENT


THIS AGREEMENT is made this 16th day of March, 2000 by and between 3Si HOLDINGS, Inc., a Wyoming corporation, hereinafter referred to as "HOLDINGS", 3Si, Inc., a Colorado corporation, hereinafter referred to as "3Si," and STORAGE AREA NETWORK, INC., a Colorado corporation, hereinafter referred to as "SAN".


                                    RECITALS:

     A.   3Si is a wholly owned subsidiary of HOLDINGS;

     B. SAN and 3Si are currently involved in a lawsuit filed by SAN against 3Si on or about May 15, 1999 in the District Court, Arapahoe County, Colorado, Civil Action No. 99 CV 1784, Courtroom 5.

     C. SAN and 3Si have agreed to settle the lawsuit on the terms and conditions set forth herein.

     D. 3Si has certain funds due from third parties, resulting from sale of its commercial computer reseller business to TIG (which funds include quarterly profits) and certain contract renewal payments on contracts known as the U.S. Postal Contract and the New Mexico State Contracts, hereinafter collectively referred to as "TIG EARN-OUT"

     E. 3Si has executed a promissory note in favor of STORAGE TECH in the amount of $535,105.26 with a present outstanding balance of $321,063.14 and presently requiring monthly payments of $53,510.53 (the "STK Note").

     NOW THEREFORE, the parties agree as follows:

              1. Agreed Debt. The parties stipulate that the amount of $2,211,047.88 is owed by 3Si to SAN, hereinafter called (the "Agreed Debt"). This includes $50,000.00 of current 3Si cash holdings that will be placed in escrow within ten

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                      business days for 3Si to use in registering SAN shares per paragraph 8 herein.


              2. Conversion of Agreed Debt to Equity. The Agreed Debt shall be discharged and paid by 3Si to SAN on the following terms.

                   2.1 3Si, within fifteen (15) days after execution of this Agreement by all parties, shall arrange for the issuance to SAN of 6,460,137 shares of common stock of HOLDINGS, (hereinafter called the "SAN Shares"), valued for the purposes of this Agreement at $0.35 per share.

                   2.2 The SAN Shares shall be restricted stock, subject to the terms of Section 6 below.

              3.      Payment of 3Si Debt to Storage Tech.

                      3.1 3Si is paying a minimum of $53,510.53 per month in settlement of the STK Note. In addition, 3Si agrees to accelerate the payment of the note with the TIG EARN-OUT. 3Si will provide documentation to SAN of all payments made on the STK note within three days thereof. In addition, 3Si will provide documentation to SAN of all funds received on the TIG EARN-OUT within three days of the receipt thereof.


              4.      Stock Redemption of SAN Shares.

                      4.1 Upon payment of the STK Note in full pursuant to paragraph 3.1 hereof or otherwise, 3Si shall pay to SAN under the terms of the stock redemption
                               provisions  set  forth   below  all  TIG EARN-OUT
                               monies, including but not limited to all quart-erly profits received from TIG and all contract renewal fees received from TIG, within fifteen
                               (15) days of such receipt. In addition, 3Si shall pay to SAN 50% of any capital contributions (investment or loan from any source) made to Holdings or 3Si and 50% of all net income to
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                               Holdings  or  3Si (other  than  the TIG  payments
                               above-referenced). Such payments shall be made within 15 days of the receipt of payment until the Agreed Debt is paid in full.


                      4.2 For all redemption payments made by 3Si pursuant to this agreement, within six months of the date the SAN shares are received by SAN, SAN shall transfer the SAN Shares back to Holdings at $0.35 per share.

                      4.3 For all redemption payments made by 3Si pursuant to this agreement after six months of the date the SAN shares are received by SAN, SAN shall transfer the SAN Shares back to Holdings at $.52, or the then current market price, per share, whichever is higher.

                      4.3 At the point SAN has received redemption payments totaling $2,211,047.88, 3Si will have the right, but not the obligation, to continue purchasing the SAN shares based on the redemption price schedule detailed in paragraphs 4.2 and 4.3 above.

                      4.4 For the purposes of these stock redemption provisions, market price shall be fixed as of the date of receipt by SAN of payments made by 3Si under paragraphs 3.2 and shall be the mean between the high bid and low asked price quoted in the pink sheets on that date.


              5. Sale of Shares by SAN; Application of Proceeds to Reduction of Debt. SAN shall have the right, subject to applicable federal and state securities laws, and the terms hereof, to sell the SAN Shares to third parties. The net proceeds to SAN of such sales, if any, shall be reported by SAN to 3Si on a monthly basis and shall reduce the amount payable under the redemption provisions.

              6. Restricted Shares. SAN acknowledges that the SAN Shares which it receives hereunder have not been registered under the Securities Act of 1933 (the "Act"), that they are restricted shares, that they will bear a legend to that
                    effect,   and  that

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                    they can be traded only in strict  accordance  with the Act, and with the applicable rules and regulations issued by the Securities and Exchange Commission (the "SEC") under the Act. Holdings agrees that it will take all steps necessary to keep HOLDINGS current in its SEC filings so long as SAN holds the SAN Shares in order that SAN will be able to utilize the provisions of Rule 144 once the one year holding period has expired.

              7. Settlement. Upon execution of this Agreement and delivery of the SAN Shares, SAN shall deliver to 3Si a Stipulation For Dismissal With Prejudice of the lawsuit referred to herein, in a form which are acceptable to counsel for 3Si and counsel for SAN.

              8. Registration Rights. In the event that HOLDINGS has not redeemed at least $750,000 of the SAN Shares by 185 days after the date of the issuance of such shares, HOLDINGS agrees to file a registration statement with the Securities and Exchange Commission to cover the resale of the remaining SAN Shares. HOLDINGS agrees that it will be responsible for the expenses of such registration statement and that it will use its best efforts to have such registration statement cleared by the SEC as soon as practicable.

              9. SEC Disclosure. SAN and 3Si agree that 3Si will, upon execution of this Agreement and pursuant to applicable SEC rules and requirements, file a Form 8(K) Disclosure with the SEC regarding this transaction.

              10. Interpretation. Both SAN and 3Si agree that in interpreting this Agreement, a court, arbitrator or mediator should not interpret it against the party who initially drafted it, since the Agreement has been carefully reviewed, with full opportunity for revision, by counsel for all parties.

              11. Intent. SAN agrees (a) to acquire no further shares in 3Si, other than the SAN Shares as set forth herein, and (b) to take no action to initiate, or to participate in any way in, a hostile tender offer or takeover of 3Si.

              12.   Acknowledgment;   Representations.   SAN   acknowledges  and
                    represents that:


                           12.1 It has had a reasonable opportunity to ask questions of and receive answers from 3Si concerning 3Si, HOLDINGS, and the SAN Shares, and all such questions have been answered to the full satisfaction of SAN. No oral representations have been made or oral information furnished to SAN or its advisor(s) in connection with the SAN Shares which are inconsistent with the public filings made with the SEC by 3Si and available to SAN;


                           12.2 Because of SAN's pre-existing business with 3Si, and by reason of SAN's prior investment experience, SAN has the capacity to protect its own interests in connection with the SAN Shares. SAN has had access to all material and relevant information, including, but not limited to the SEC filings made by 3Si, necessary to enable SAN to make an informed investment decision, prior to entering into this Agreement. All information requested by SAN from 3Si concerning the business and financial condition of 3Si and HOLDINGS has been furnished to the extent 3Si possessed the information or could acquire it without unreasonable effort or expense.


                           12.3 SAN understands that it may not sell, offer for sale, assign, pledge, hypothecate or otherwise transfer or encumber all or any part of its interest in the SAN Shares in the absence of either (i) an effective registration statement covering such transaction under the Securities Act of 1933 (the
                           "Securities Act") and effective qualification or registration under all applicable state securities laws and regulations, or, (ii) an opinion of counsel satisfactory to counsel for 3Si to the effect that registration under the Securities Act is not required and qualification or registration under any such state securities laws and regulations is not required (or that any applicable state qualification or registration  requirements  have  been  satisfied  in
                           full).


                           12.4 The SAN Shares are being acquired solely for SAN's own account and not for the account of any other person, and not for distribution, assignment or resale to others, except in strict accordance with the restrictions set forth herein. No other person has, or will have, a direct or indirect beneficial interest in such SAN Shares.

              13. SAN Representation on 3Si Board. 3Si agrees that, within fifteen days of the date of this agreement, it will cause an independent third party director designated by SAN (but not a director, officer, shareholder or employee of SAN) and approved by 3Si (which approval shall not be unreasonably withheld) to be nominated for and elected to the Board of Directors of 3Si. Such outside director shall continue to serve as a director of 3Si, subject to the Bylaws of 3Si, until such time as 3Si has redeemed $2,261,047.88 worth of shares.


              14. Attorneys' Fees. If any legal action is commenced in connection with this agreement for the enforcement of any of the terms hereof, the prevailing party shall be entitled to an award of its reasonable attorneys' fees and costs. The phrase "prevailing party" shall include a party who receives substantially the relief requested, whether by dismissal, summary judgement, judgement, settlement, or otherwise.

              15.   Entire   Agreement  This   Agreement   contains  the  entire
                    agreement between the parties and may not be altered or amended except by a writing signed by all parties.

              16. Governing Law; Binding Effect. This Agreement is made and entered into in the state of Colorado, and shall be construed and enforced in accordance with the laws thereof.

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         IN WITNESS  WHEREOF,  the parties have executed this  Agreement on this
16th day of March, 2000.



                                            3Si HOLDINGS, INC.


                              By:_________________________

                              3Si, INC.


                              By:_________________________




                              STORAGE AREA NETWORK, INC.


                              By:_________________________